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                                                                    EXHIBIT 10.2


May 17, 1997

Dr. Kurt Nassau
_________________________
_________________________

Dear Kurt:

Because of the increasing time commitment C3 has for your gemological expertise, I propose that we enter into a twelve month consulting relationship. These services would be provided outside of the normal duties as a Director of C3.

It is my understanding that a retainer of $1,000 per month will secure two consulting days per month. Upon approval by the Board of Directors, these services would begin retroactive to April 1997 and end March 1998 (see attached consulting rate terms for details).

The consulting services would include, but are not limited to, the following:

- Training staff in the science of color and its application to moissanite;
-        Consulting on key gemological characteristics;
-        Providing public relations support through seminars; and,
-        Others as may arise.

Thank you for your continued support of C3 and synthetic moissanite gemstones.

Sincerely,

/s/ Jeff N. Hunter

Jeff N. Hunter

The signatures below indicate agreement by C3 and Nassau Consultants to this twelve month consulting relationship:

 /s/ Jeff Hunter                             /s/ Kurt Nassau
-------------------------------              ---------------------------------
Jeff Hunter (C3)                             Kurt Nassau (Nassau Consultants)


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                  CONSULTING RATE TERMS FOR NASSAU CONSULTANTS

A minimum of $1,000 per month (equal to two consulting days) plus expenses. C3 will receive a statement each month from Nassau Consultants showing the charges and/or accumulated time. Payment will be made within 15 days after receipt of your statement.

In addition to the statement of services, a calendar of open days for the following two months will be included to facilitate scheduling of meetings.

At the end of six months:

-        Time spent in excess of two days per month will be paid by C3.
- If more than two days of un-used consulting time accumulate then the next month's fee may be waived or the contract may be extended without a monthly fee until the accumulated time is used.